exhibit 95

msha citations and litigation

On July 21, 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the Dodd-Frank Act) was enacted. Section 1503 of the Dodd-Frank Act requires companies that are “operators” (as such term is defined in the Federal Mine Safety and Health Act of 1977 (the Mine Act)) to disclose certain mine safety information in each periodic report to the Securities and Exchange Commission. This information is related to the enforcement of the Mine Act by the Mine Safety and Health Administration (MSHA).

The Dodd-Frank Act and the subsequent implementing regulation issued by the SEC require disclosure of the following categories of violations, orders and citations: (1) Section 104 S&S Citations, which are citations issued for violations of mandatory health or safety standards that could significantly and substantially contribute to the cause and effect of a mine safety or health hazard; (2) Section 104(b) Orders, which are orders issued upon a follow up inspection where the inspector finds the violation previously cited has not been totally abated in the prescribed time period; (3) Section 104(d) Citations and Orders, which are issued upon violations of mandatory health or safety standards caused by an unwarrantable failure of the operator to comply with the standards; (4) Section 110(b)(2) Violations, which result from the reckless and repeated failure to eliminate a known violation; (5) Section 107(a) Orders, which are given when MSHA determines that an imminent danger exists and results in an order of immediate withdrawal from the area of the mine affected by the condition; and (6) written notices from MSHA of a pattern of violations of mandatory health or safety standards that are of such nature as could have significantly and substantially contributed to the cause and effect of mine health or safety hazards under Section 104(e). In addition, the Dodd-Frank Act requires the disclosure of the total dollar value of proposed assessments from MSHA under the Mine Act and the total number of mining related fatalities.

The following disclosures are made pursuant to Section 1503.

During the three months ended June 30, 2013,  none of our operations: (i) had any flagrant violations under Section 110(b)(2); (ii) received notice from MSHA of a pattern of violations of mandatory health or safety standards under Section 104(e); or (iii) had any mining-related fatalities.

Exhibit 95 – Page 1

second Quarter 2013

The table below sets forth, by mine, the total number of citations and/or orders issued by MSHA during the period covered by this report under the indicated provisions of the Mine Act, together with the total dollar value of proposed assessments, if any, from MSHA, received during the three months ended June 30, 2013.  Of our 231 active MSHA-regulated facilities during the quarter, we received 151 federal mine safety inspections at 137 facilities during the reporting period. Of our inspected facilities,  113 did not receive any reportable citations or orders.

Name of Operation	Number of Inspections	Total Number of S&S Citations	Mine Act § 104(b) Orders	Mine Act § 104(d) Citations and Orders	Mine Act § 110(b)(2) Violations	Mine Act § 107(a) Orders	Total Dollar Value of Proposed MSHA Assessments (dollars in thousands)	Total Number of Mining Related Fatalities	Received Written Notice under Mine Act § 104(e) (yes/no)
BOLINGBROOK STONE, IL	1	1	0	0	0	0	0.0	0	NO
CALCIUM PLANT, FL	1	1	0	0	0	0	0.6	0	NO
COLUMBIA QUARRY, SC	1	1	0	0	0	0	0.0	0	NO
DALTON, GA	1	1	0	0	0	0	0.0	0	NO
GRAND RIVERS, KY	1	1	0	0	0	0	0.0	0	NO
GREYSTONE QUARRY, NC	1	1	0	0	0	0	0.0	0	NO
HELENA QUARRY, AL	1	1	0	0	0	0	0.0	0	NO
HUEBNER RD STONE, TX	1	2	0	0	0	0	0.0	0	NO
HUNTSVILLE NORTH, AL	1	1	0	0	0	0	0.2	0	NO
KANKAKEE, IL	0	1	0	0	0	0	0.7	0	NO
KINGSPORT QUARRY, TN	1	2	0	0	0	0	0.0	0	NO
MACON QUARRY, GA	1	1	0	0	0	0	0.0	0	NO
MECKLENBURG QUARRY, VA	1	2	0	0	0	0	0.0	0	NO
NORTH QUARRY, NC	1	1	0	0	0	0	0.0	0	NO
RICHMON RD QUARRY, KY	2	1	0	0	0	0	0.2	0	NO
ROYAL STONE QUARRY, VA	1	1	0	0	0	0	0.2	0	NO
SAN EMIDIO S&G, CA	1	1	0	0	0	0	0.0	0	NO
SANGER S&G, CA	1	1	0	0	0	0	0.2	0	NO
STAFFORD PLANT, VA	0	1	0	0	0	0	0.0	0	NO
TABLE MOUNTAIN PLANT, CA	1	1	0	0	0	0	0.0	0	NO
TSB CEMENT PLANT, FL	1	1	0	0	0	0	0.0	0	NO
VAL VISTA S&G, AZ	1	2	0	0	0	0	0.0	0	NO
WEATHERFORD STONE, TX	1	2	0	0	0	1	0.6	0	NO
WHEELER RIDGE, CA	2	1	0	0	0	0	0.1	0	NO
OTHER OPERATIONS - 113	127	0	0	0	0	0	0.0	0	NO
Total	151	29	0	0	0	1	2.8	0

The total dollar value of proposed assessments received during the three months ended June 30, 2013 for all other citations, as well as proposed assessments received during the reporting period for citations previously issued, is  $65,403.

The table below sets forth, by mine, category of legal action and number of legal actions pending before the Federal Mine Safety and Health Review Commission as of June 30, 2013.

	Number of Legal Actions
Name of Operation	Contest Penalty	Contest Citations	Complaint of Discharge, Discrimination
BLACKSBURG, SC	1	0	0
BOLINGBROOK STONE, IL	1	0	1
CHEROKEE QUARRY, AL	1	0	0
FORT PAYNE QUARRY, AL	1	0	0
GRAND RIVERS QUARRY, KY	0	0	3
HELOTES STONE, TX	1	0	0
HOUSTON YARD, TX	1	0	0
KINGSPORT QUARRY, TN	1	0	0
LEMONT, IL	1	0	0
MANASSAS QUARRY, VA	2	0	0
MCCOOK QUARRY, IL	2	0	0
NOTASULGA QUARRY, AL	1	0	0
PINEVILLE QUARRY, NC	1	0	0
PUDDLEDOCK, VA	1	0	0
RICHMOND QUARRY, VA	1	0	0
ROCHESTER S&G, IL	1	0	0
ROCKINGHAM QUARRY, NC	1	0	0
ROYAL STONE QUARRY, VA	1	0	0
SHELBYVILLE QUARRY, TN	0	6	0
SPICEWOOD, TX	1	0	0
STAFFORD QUARRY, VA	1	0	0

Exhibit 95 – Page 2

Table continued from prior page	Number of Legal Actions
Name of Operation	Contest Penalty	Contest Citations	Complaint of Discharge, Discrimination
SUN CITY S&G, AZ	1	0	0
TAMPA CEMENT GRANDING PLANT, FL	1	0	0
TUSCALOOSA QUARRY, AL	2	3	0
TUSCUMBIA QUARRY, AL	1	0	0
VULCAN DRILL SERVICES SG, AL	1	1	0
WEST 43RD S&G, AZ	1	0	0
WILSON COUNTY, TN	1	10	0

The table below sets forth, by mine, category of legal action and number of legal actions filed before the Federal Mine Safety and Health Review Commission during the three months ended June 30, 2013.

	Number of Legal Actions
Name of Operation	Contest Penalty	Contest Citations	Complaint of Discharge, Discrimination
BOLINGBROOK STONE, IL	1	0	0
CHEROKEE QUARRY, AL	1	0	0
GRAND RIVERS QUARRY, KY	0	0	3
PINEVILLE QUARRY, NC	1	0	0
ROYAL STONE QUARRY, VA	1	0	0
SPICEWOOD, TX	1	0	0
STAFFORD QUARRY, VA	1	0	0
TUSCALOOSA QUARRY, AL	2	0	0
VULCAN DRILL SERVICES SG, AL	1	0	0
WEST 43RD S&G, AZ	1	0	0

The table below sets forth, by mine, category of legal action and number of legal actions resolved by the Federal Mine Safety and Health Review Commission during the three months ended June 30, 2013.

	Number of Legal Actions
Name of Operation	Contest Penalty	Contest Citations	Complaint of Discharge, Discrimination
BOLINGBROOK STONE, IL	1	0	0
FREDERICK QUARRY, MD	1	0	0
GRAND RIVERS QUARRY, KY	2	0	1
HARDIN COUNTY, KY	1	0	0
HARRISON COUNTY, IN	1	0	0
LITHIA SPRINGS, GA	1	0	0
MANASSAS QUARRY, VA	1	0	0
MANTENO, IL	2	0	0
MIAMI QUARRY, FL	1	0	0
PARSONS QUARY, TN	1	0	0
RICHMOND ROAD, KY	1	0	0
SHELBYVILLE QUARRY, TN	1	0	0
STOCKBRIDGE, GA	1	0	0

Exhibit 95 – Page 3